As filed with the Securities and Exchange Commission on May 29, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Galaxy Digital Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6211	87 836313
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
300 Vesey Street
New York, NY 10282
(212) 390 9216
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Novogratz
Founder and Chief Executive Officer
Andrew Siegel
General Counsel
300 Vesey Street
New York, NY 10282
(212) 390-9216
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications to:

Joseph A. Hall Daniel P. Gibbons Joze Vranicar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	D. Scott Bennett Ryan J. Patrone Ellen H. Park Cravath Swaine & Moore LLP Two Manhattan West, 375 Ninth Avenue, New York, NY 10001 (212) 474-1000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-287604)
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by Galaxy Digital Inc. (the “Registrant”) by 2,990,000 shares, 390,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock.
This registration statement relates to the Registrant’s prior Registration Statement on Form S-1 (File No. 333-287604), initially filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 27, 2025 (the “Prior Registration Statement”), which was declared effective by the Commission on May 29, 2025. The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 to the Prior Registration Statement. The contents of the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are incorporated herein by reference.
The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Davis Polk & Wardwell LLP regarding the validity of Class A common stock

23.1	Consent of KPMG LLP regarding GDH LP

23.2	Consent of KPMG LLP regarding GDI

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney

107	Filing Fee Table
__________________
*Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-287604), originally filed with the Securities and Exchange Commission on May 27, 2025 and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 29, 2025.

GALAXY DIGITAL INC.

By:	/s/ Michael Novogratz
	Name:	Michael Novogratz
	Title:	Founder, Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Michael Novogratz	Founder, Chief Executive Officer and Director (principal executive officer)	May 29, 2025
Michael Novogratz

*	Chief Financial Officer (principal financial officer)	May 29, 2025
Anthony Paquette

*	Group Controller (principal accounting officer)	May 29, 2025
Robert Rico

*	Chair of Board of Directors	May 29, 2025
Michael Daffey

*	Lead Director	May 29, 2025
Bill Koutsouras

*	Director	May 29, 2025
Rhonda Adams-Medina

*	Director	May 29, 2025
Jane Dietze

*	Director	May 29, 2025
Richard Tavoso

*By:	/s/ Michael Novogratz
Michael Novogratz
Attorney-in-Fact